Exhibit 5.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Sponsor, Trustee and Unit Holders of

Tax Exempt Securities Trust, National Trust 410 (Intermediate/Long Series) and New York Trust 253:

We consent to the use of our report dated March 28, 2005, included herein and to the reference to our firm under the heading “Independent Registered Public Accounting Firm” in the Prospectus.

New York, New York

March 28, 2005